MERGER AGREEMENT


                                  by and among

                       Seaway Valley Capital Corporation,

                        Seaway Valley Acquisition Corp.,

                                       and


                              WiseBuys Stores, Inc.




                          Dated as of October 23, 2007


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                                MERGER AGREEMENT


     Merger Agreement (the "Agreement") dated as of October 23, 2007 by and among Seaway Valley Capital Corporation, a corporation formed under the laws of the State of Delaware ("SVCC"), Seaway Valley Acquisition Corp., a corporation newly formed under the laws of the State of Delaware and a wholly owned subsidiary of SVCC (the "Merger Sub"), and WiseBuys Stores, Inc., a corporation formed under the laws of the State of Delaware ("WiseBuys"). Each of SVCC, the Merger Sub, and WiseBuys is referred to herein individually as a "Party" and all are referred to collectively as the "Parties."

     PREAMBLE

     WHEREAS,   WiseBuys  is  engaged  in  the  business  of  operating   retail
merchandise stores;

     WHEREAS, SVCC and WiseBuys have determined that a business combination between them is advisable and in the best interests of their respective companies and stockholders and presents an opportunity for their respective companies to achieve long-term strategic and financial benefits;

     WHEREAS, SVCC has proposed to acquire WiseBuys pursuant to a merger transaction whereby, pursuant to the terms and subject to the conditions of this Agreement, WiseBuys shall become a wholly owned subsidiary of SVCC through the merger of WiseBuys with and into the Merger Sub (the "Merger"); and

     WHEREAS, in the Merger, all issued and outstanding shares of capital stock of WiseBuys shall be cancelled and converted into the right to receive shares of Series C Convertible Shares (the "Merger Shares") in the ratios defined herein;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants, representations and warranties contained herein, the Parties, intending to be legally bound, hereby agree as follows:

                               CERTAIN DEFINITIONS

     As used in this Agreement, the following terms shall have the meanings set forth below:

     "Applicable Law" means any domestic or foreign law, statute, regulation, rule, policy, guideline or ordinance applicable to the businesses of the Parties or the Merger.

"DGCL" means Delaware General Corporation Law.

"Knowledge" means, in the case of SVCC or WiseBuys, a particular fact or other matter of which its Chief Executive Officer or Chief Financial Officer is actually aware or which a prudent individual serving in such capacity could be expected to discover or otherwise become aware of in the course of conducting a reasonable review or investigation of the corporation and its business and affairs.

"Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, claim, encumbrance, royalty interest, any other adverse claim of any kind in respect of such property or asset, or any other restrictions or limitations of any nature whatsoever.

"Material Adverse Effect" with respect to any entity or group of entities means any event, change or effect that has or would have a materially adverse effect on the financial condition, business or results of operations of such entity or group of entities, taken as a whole.

"Person" means any individual, corporation, partnership, trust or unincorporated organization or a government or any agency or political subdivision thereof.

"Surviving Entity" shall mean WiseBuys as the surviving entity in the Merger as provided in Section 1.03.

"Tax" (and, with correlative meaning, "Taxes" and "Taxable") means:

     (i) any income, alternative or add-on minimum tax, gross receipts tax, sales tax, use tax, ad valorem tax, transfer tax, franchise tax, profits tax, license tax, withholding tax, payroll tax, employment tax, excise tax, severance tax, stamp tax, occupation tax, property tax, environmental or windfall profit tax, custom, duty or other tax, impost, levy, governmental fee or other like assessment or charge of any kind whatsoever together with any interest or any penalty, addition to tax or additional amount imposed with respect thereto by any governmental or Tax authority responsible for the imposition of any such tax (domestic or foreign), and

     (ii) any liability for the payment of any amounts of the type described in clause (i) above as a result of being a member of an affiliated, consolidated, combined or unitary group for any Taxable period, and

     (iii) any liability for the payment of any amounts of the type described in clauses (i) or (ii) above as a result of any express or implied obligation to indemnify any other person.

"Tax Return" means any return, declaration, form, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                                    ARTICLE I
                                   THE MERGER

SECTION 1.01      STRUCTURE

     Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time (as hereinafter defined), all WiseBuys Shares (as hereinafter defined) shall be cancelled and converted into the right to receive the Merger Shares. In connection therewith, the following terms shall apply:

     (a) Exchange Agent. Robert Brantl, counsel to SVCC, shall act as the exchange agent (the "Exchange Agent") for the purpose of exchanging
          WiseBuys Shares for the Merger Shares. At or prior to the Closing, SVCC shall deliver to the Exchange Agent the Merger Shares.

     (b) Prior to the Closing Date, SVCC shall file with the Secretary of State of Delaware a Certificate of Designation of Series C Convertible
          Preferred Stock (the "Series C Convertible Shares") in the form annexed hereto as Schedule 1.01(a).

     (c)  Conversion of Securities.

          (i) Conversion of WiseBuys Securities. At the Effective Time, by virtue of the Merger and without any action on the part of SVCC, WiseBuys or the Merger Sub, or the holders of any of their respective securities:

               (A) All of the issued and outstanding shares of capital stock of WiseBuys (the "WiseBuys Shares") shall be converted as a result of the Merger as follows: Each of the issued and outstanding shares of common stock of WiseBuys immediately prior to the Effective Time shall be converted into and represent the right to receive, and shall be exchangeable for, one-eighth (1/8) of a share of Series C Convertible stock of SVCC, and each of the issued and outstanding shares of Series A Preferred Stock of WiseBuys immediately prior to the Effective Time shall be converted into and represent the right to receive, and shall be exchangeable for, one-fourth (1/4) of a share of Series C Convertible stock of SVCC.

               (B) All WiseBuys Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Shares to be issued pursuant to this Section 1.01(c)(i)(A) upon the surrender of such certificate in accordance with Section 1.07, without interest. No fractional shares may be issued; but each fractional share that would result from the Merger will be rounded to the nearest number of whole shares.

          (ii) Conversion of Merger Sub Stock. At the Effective Time, by virtue of the Merger and without any action on the part of WiseBuys, SVCC, the Merger Sub, or the holders of any of their respective securities, each share of capital stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of the common stock of the Surviving Entity and the shares of common stock of the Surviving Entity so issued in such conversion shall constitute the only outstanding shares of capital stock of the Surviving Entity and the Surviving Entity shall be a wholly owned subsidiary of SVCC.

     (d) Exemption from Registration. The Parties intend that the issuance of the Merger Shares to the WiseBuys Shareholders shall be exempt from the registration requirements of the Securities Act of 1933 (the "Securities Act") pursuant to Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder.

SECTION 1.02               CLOSING.

     The closing of the Merger (the "Closing") will take place at the offices of Robert Brantl, Esq. within one (1) business day following the satisfaction or waiver of the conditions precedent set forth in Article V or at such other date as SVCC and WiseBuys shall agree (the "Closing Date"), but in any event no later than October 31, 2007 unless extended by a written agreement of SVCC and WiseBuys.

SECTION 1.03               MERGER; EFFECTIVE TIME.

     At the Effective Time and subject to and upon the terms and conditions of this Agreement, Merger Sub shall, and SVCC shall cause Merger Sub to, merge with and into WiseBuys in accordance with the provisions of the DGCL, the separate corporate existence of WiseBuys shall cease and the Merger Sub shall continue as the Surviving Entity. The Effective Time shall occur upon the filing with the Secretary of State of the State of Delaware of a Certificate of Merger, executed in accordance with the applicable provisions of the DGCL (the "Effective Time"). The date on which the Effective Time occurs is referred to as the "Effective Date." Provided that this Agreement has not been terminated pursuant to Article VI, the Parties will cause the Certificate of Merger to be filed as soon as practicable after the Closing.

SECTION 1.04      EFFECT OF THE MERGER.

     The Merger shall have the effect set forth in Title 8, Section 259 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of WiseBuys and Merger Sub shall vest in the Surviving Entity, and all debts, liabilities and duties of WiseBuys and Merger Sub shall become the debts, liabilities and duties of the Surviving Entity.

SECTION 1.05      CERTIFICATE OF INCORPORATION AND BYLAWS; DIRECTORS
                    AND OFFICERS.

     Pursuant to the Merger:

     (a) The Certificate of Incorporation and Bylaws of the Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation and Bylaws of the Surviving Entity immediately following the Merger, provided that the Certificate of Merger shall declare that the name of the Surviving Entity shall be WiseBuys Stores, Inc.

     (b) The directors and officers of the WiseBuys immediately prior to the Merger shall be the directors and officers of the Surviving Entity subsequent to the Merger.

SECTION 1.06               RESTRICTIONS ON RESALE

     (a) The Merger Shares will not be registered under the Securities Act, or the securities laws of any state, and cannot be transferred, hypothecated, sold or otherwise disposed of until: (i) a registration statement with respect to such securities is declared effective under the Securities Act, or (ii) SVCC receives an opinion of counsel for SVCC that an exemption from the registration requirements of the Securities Act is available.

     The certificates representing the Merger Shares which are being issued to the WiseBuys Shareholders shall contain a legend substantially as follows:

          "THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR SEAWAY VALLEY CAPITAL CORPORATION RECEIVES AN OPINION OF COUNSEL FOR SEAWAY VALLEY CAPITAL CORPORATION THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE."

SECTION 1.07      EXCHANGE OF CERTIFICATES.

     (a) Exchange of Certificates. After the Effective Time, the WiseBuys Shareholders shall be required to surrender all their WiseBuys Shares to the Exchange Agent, and the WiseBuys Shareholders shall be entitled upon such surrender to receive in exchange therefor certificates representing the proportionate number of Merger Shares into which the WiseBuys Shares theretofore represented by the stock transfer forms so surrendered shall have been exchanged pursuant to this Agreement. Until so surrendered, each outstanding certificate which, prior to the Effective Time, represented WiseBuys Shares shall be deemed for all corporate purposes, subject to the further provisions of this Article I, to evidence the ownership of the number of whole Merger Shares for which such WiseBuys Shares have been so exchanged. No dividend payable to holders of Merger Shares of record as of any date subsequent to the Effective Time shall be paid to the owner of any certificate which, prior to the Effective Time, represented WiseBuys Shares, until such certificate or certificates representing all the relevant WiseBuys Shares, together with a stock transfer form, are surrendered as provided in this Article I or pursuant to letters of transmittal or other instructions with respect to lost certificates provided by the Exchange Agent.

     (b) Full Satisfaction of Rights. All Merger Shares for which the WiseBuys Shares shall have been exchanged pursuant to this Article I shall be deemed to have been issued in full satisfaction of all rights pertaining to the WiseBuys Shares.

     (c) Closing of Transfer Books. On the Effective Date, the stock transfer book of WiseBuys shall be deemed to be closed and no transfer of WiseBuys Shares shall thereafter be recorded thereon.


                                   ARTICLE II
                     REPRESENTATIONS AND WARRANTIES OF SVCC

     SVCC and, where applicable, the Merger Sub hereby jointly and severally represent and warrant to WiseBuys and to the Shareholders of WiseBuys, as of the date of this Agreement, as of the Closing Date and as of the Effective Time, as follows:

SECTION 2.01      ORGANIZATION, STANDING AND POWER.

     SVCC is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement. Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has corporate power and authority to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.

SECTION 2.02               SUBSIDIARIES

     Except as described specifically in the Quarterly Report on Form 10-QSB filed by SVCC on August 14, 2007 (the "10-QSB"), SVCC does not have an ownership interest in any Person. Merger Sub is a recently formed corporation and prior to the date hereof and through the Effective Date, Merger Sub shall not conduct any operating business, become a party to any agreements, or incur any liabilities or obligations.

SECTION 2.03       CAPITALIZATION.

     (a) SVCC is authorized to issue Two Billion, Five Hundred and Five Million (2,505,000,000) shares of capital stock, consisting of Two Billion, Five Hundred Million (2,500,000,000) shares of Common Stock, par value $.0001 per share, One Hundred Thousand (100,000) shares of Series A Preferred Stock, $.0001 per share, One Hundred Thousand (100,000) shares of Series B Preferred Stock, $.0001 per share, and Four Million, Eight Hundred Thousand (4,800,000) shares of Preferred Stock, par value $.0001 per share. As of the date of this Agreement and as of the Closing Date, there are and will be more than 421,577,063 SVCC Common Shares and 78,250 Series B Preferred Shares issued and outstanding. The Series B Preferred Shares are entitled to cast 80% of the votes at any meeting of the SVCC shareholders.

     (b) No SVCC Common Shares or SVCC Preferred Shares have been reserved for issuance to any Person, and there are no outstanding rights, warrants, options or agreements for the purchase of SVCC Common or Preferred Shares except as provided in this Agreement, and except for the instruments in favor of Cornell Capital Partners, LP granting the right to convert certain debentures into shares of common stock.

     (c) All outstanding SVCC Common Shares are validly issued, fully paid, non-assessable, not subject to pre-emptive rights and have been issued in compliance with all state and federal securities laws or other Applicable Law. The Series C Convertible Shares issuable to the WiseBuys Shareholders pursuant to the Merger will, when issued pursuant to this Agreement, be duly and validly authorized and issued, fully paid and non-assessable.

SECTION 2.04               AUTHORITY FOR AGREEMENT.

     The execution, delivery, and performance of this Agreement by each of SVCC and Merger Sub have been duly authorized by all necessary corporate and shareholder action, and this Agreement, upon its execution by the Parties, will constitute the valid and binding obligation of each of SVCC and the Merger Sub, enforceable against each of them in accordance with and subject to its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by SVCC and Merger Sub will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or provisions of, or constitute a default under, SVCC's or Merger Sub's Certificate of Incorporation, or either of their Bylaws, in each case as amended, or, in any material respect, any indenture, lease, loan agreement or other agreement or instrument to which SVCC is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to SVCC or Merger Sub.

SECTION 2.05               FINANCIAL CONDITION

     The financial statements of SVCC and the additional information regarding the financial condition of SVCC contained in the 10-QSB are true, correct and complete in all material respects, are not misleading and do not omit to state any material fact which is necessary to make the statements and information contained therein misleading in any material respect. The financial statements included in the 10-QSB were prepared in accordance with generally accepted accounting principles and fairly reflect the financial condition of SVCC as of the dates stated and the results of its operations for the periods presented.



SECTION 2.06               ABSENCE OF CERTAIN CHANGES OR EVENTS.

     Since June 30, 2007, except as reported in the 10-QSB and except as contemplated by this Agreement:

     (a) there has not been any Material Adverse Change in the business, operations, properties, assets, or condition of SVCC;

     (b) SVCC has not (i) amended its Certificate of Incorporation, except for an amendment filed to change the name of the corporation from GS Carbon Corporation to Seaway Valley Capital Corporation; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any outstanding capital stock; (iii) made any material change in its method of management, operation, or accounting; (iv) entered into any material transaction; or (v) made any accrual or arrangement for payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee;

     (c) SVCC has not (i) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (ii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent SVCC balance sheet, and current liabilities incurred since that date in the ordinary course of business; (iii) sold or transferred, or agreed to sell or transfer, any material assets, properties, or rights, or canceled, or agreed to cancel, any material debts or claims; or (iv) made or permitted any material amendment or termination of any contract, agreement, or license to which it is a party.

SECTION 2.07      GOVERNMENTAL AND THIRD PARTY CONSENTS

     No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with SVCC or Merger Sub, is required by or with respect to SVCC or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) the DGCL.

SECTION 2.08               LITIGATION

     There is no action, suit, investigation, audit or proceeding pending against, or to the Knowledge of SVCC, threatened against or affecting, SVCC or the Merger Sub or any of their respective assets or properties before any court or arbitrator or any governmental body, agency or official.

SECTION 2.09               COMPLIANCE WITH APPLICABLE LAWS.

     To the Knowledge of SVCC, the business of each of SVCC and the Merger Sub has not been, and is not being, conducted in violation of any Applicable Law.

SECTION 2.10               TAX RETURNS AND PAYMENT

     SVCC has duly and timely filed all material Tax Returns required to be filed by it and has duly and timely paid all Taxes shown thereon to be due. Except as disclosed in financial statements filed with the 10-KSB, there is no material claim for Taxes that is a Lien against the property of SVCC other than Liens for Taxes not yet due and payable, none of which is material. SVCC has not received written notification of any audit of any Tax Return of SVCC being conducted or pending by a Tax authority, no extension or waiver of the statute of limitations on the assessment of any Taxes has been granted by SVCC which is currently in effect, and SVCC is not a party to any agreement, contract or arrangement with any Tax authority or otherwise, which may result in the payment of any material amount in excess of the amount reflected on the above referenced SVCC financial statements.

SECTION 2.11               SECURITY LISTING

     SVCC is a fully compliant reporting company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and all SVCC public filings required under the Exchange Act have been made. The common stock of SVCC is listed for quotation on the OTC Bulletin Board. To the Knowledge of SVCC, SVCC has not been threatened or is not subject to removal of its common stock from the OTC Bulletin Board.

SECTION 2.12               FINDERS' FEES

     SVCC has not incurred, nor will it incur, directly or indirectly, any liability for brokers' or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.


                                   ARTICLE III
                   REPRESENTATIONS AND WARRANTIES OF WISEBUYS

     WiseBuys hereby represents and warrants to SVCC and to Merger Sub, as of the date of this Agreement and as of the Effective Time (except as otherwise indicated), as follows:

SECTION 3.01               ORGANIZATION, STANDING AND POWER.

     WiseBuys is a privately held corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to conduct its business as presently conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated by this Agreement.

SECTION 3.02               CAPITALIZATION.

     There are 8,000,000 shares of WiseBuys capital stock authorized, consisting of 5,000,000 shares of common stock, $.01 par value, 2,200,000 shares of Series A Preferred Stock, $.01 par value, and 800,000 shares of Preferred Stock, $.01 par value (the "WiseBuys Shares"). As of the date of this Agreement, there are issued and outstanding 1,833,333 WiseBuys Common Shares and 2,200,000 Series A Preferred Shares. Each Series A Preferred Share is convertible into one Common Share. Prior to the Closing, the WiseBuys Certificate of Incorporation will be amended to increase the number of authorized Preferred Shares to 5,000,000, and the authorized Series A Preferred Shares to 5,000,000, and 2,716,278 of the new Series A Shares so created will be issued to the WiseBuys Series A Shareholders. No WiseBuys Shares have been reserved for issuance to any Person, and there are no outstanding rights, warrants, options or agreements for the purchase or issuance of WiseBuys Shares, other than the agreement to issue additional Series A Shares as described in the preceding sentence. Except as provided herein, no Person is entitled to any rights with respect to the conversion, exchange or delivery of the WiseBuys Shares. The WiseBuys Shares have been issued in compliance with Applicable Law.

SECTION 3.03               AUTHORITY FOR AGREEMENT.

     The execution, delivery and performance of this Agreement by WiseBuys has been duly authorized by all necessary corporate action, and this Agreement constitutes the valid and binding obligation of WiseBuys, enforceable against WiseBuys in accordance with its terms, except as enforceability may be affected by bankruptcy, insolvency or other laws of general application affecting the enforcement of creditors' rights. The execution and consummation of the transactions contemplated by this Agreement and compliance with its provisions by WiseBuys will not violate any provision of Applicable Law and will not conflict with or result in any breach of any of the terms, conditions, or
provisions  of,  or  constitute  a  default  under,   WiseBuys'  Certificate  of
Incorporation or Bylaws, in each case as amended, or, to the Knowledge of WiseBuys, in any material respect, any indenture, lease, loan agreement or other agreement instrument to which WiseBuys is a party or by which it or any of its properties are bound, or any decree, judgment, order, statute, rule or regulation applicable to WiseBuys.

SECTION 3.04               GOVERNMENTAL OR THIRD PARTY CONSENT

     No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or other foreign governmental authority, instrumentality, agency or commission or any third party, including a party to any agreement with WiseBuys, is required by or with respect to WiseBuys in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under (i) applicable securities laws, or (ii) the DGCL.

SECTION 3.05               FINANCIAL CONDITION

     The financial statements of WiseBuys for the years ended December 31, 2006 and 2005 previously delivered to SVCC have been prepared in accordance with generally accepted accounting principles and fairly present the financial condition of Wise Buys at the date presented and the results of operations of WiseBuys for those two fiscal years.

SECTION 3.06.     CORPORATE RECORDS.

     All of the books and records of WiseBuys including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation. All reports, returns and statements currently required to be filed by WiseBuys with any government agency with respect to the business and operations of WiseBuys have been filed or valid extensions have been obtained in accordance with normal procedures and all governmental reporting requirements have been complied with.

SECTION 3.07               TAXES.

     WiseBuys has filed all Tax Returns that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all Taxes as shown on such returns except for Taxes being contested in good faith. There is no material claim for Taxes that is a Lien against the property of WiseBuys other than Liens for Taxes not yet due and payable. All Taxes due and owing by WiseBuys have been paid. WiseBuys is not the beneficiary of any extension of time within which to file any tax return.


SECTION 3.08               PENDING ACTIONS.

     There  are  no   material   legal   actions,   lawsuits,   proceedings   or
investigations, either administrative or judicial, pending or threatened, against or affecting WiseBuys or its Officers or Directors that arose out of their operation of WiseBuys. Neither WiseBuys nor any of its Officers or Directors is subject to any order, writ, judgment, injunction, decree, determination or award of any court, arbitrator or administrative, governmental or regulatory authority or body which would be likely to have a material adverse effect on the business of WiseBuys.

SECTION 3.09               INTELLECTUAL PROPERTY AND INTANGIBLE ASSETS.

     WiseBuys has full legal right, title and interest in and to all of the intellectual property utilized in the operation of its business. WiseBuys has not received any written notice that the rights of any other person are violated by the use by WiseBuys of the intellectual property. None of the intellectual property has ever been declared invalid or unenforceable, or is the subject of any pending or, to the knowledge of WiseBuys, threatened action for opposition, cancellation, declaration, infringement, or invalidity, unenforceability or misappropriation or like claim, action or proceeding.

SECTION 3.10.     COMPLIANCE WITH LAWS.

     To the Knowledge of WiseBuys, the business of WiseBuys has not been, and is not being, conducted in violation of any Applicable Law. WiseBuys holds all the environmental, health and safety and other permits, licenses, authorizations, certificates and approvals of governmental authorities (collectively, "Permits") necessary or proper for the current use, occupancy or operation of its business, and all of the Permits are now in full force and effect.

SECTION 3.11               FINDERS' FEES

     WiseBuys has not incurred, nor will it incur, directly or indirectly, any liability for brokers' or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.


                                   ARTICLE IV
                        CERTAIN COVENANTS AND AGREEMENTS

SECTION 4.01               COVENANTS OF WISEBUYS

     WiseBuys covenants and agrees that, during the period from the date of this Agreement until the Closing Date, WiseBuys shall, except as otherwise disclosed in this Agreement and other than as contemplated by this Agreement or for the purposes of effecting the Closing pursuant to this Agreement, conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of SVCC:

     (a) shall not amend its Certificate of Incorporation or Bylaws, except to authorize the additional Preferred Shares as contemplated in Section 3.02;

     (b) shall not pay or agree to pay to any employee, officer or director compensation that is in excess of the current compensation level of such employee, officer or director other than salary increases or payments made in the ordinary course of business or as otherwise provided in any contracts or agreements with any such employees;

     (c) shall not merge or consolidate with any other entity or acquire or agree to acquire any other entity;

     (d) shall not sell, transfer, or otherwise dispose of any material assets required for the operations of WiseBuys' business, except in the ordinary course of business consistent with past practices;

     (e) shall not declare or pay any dividends on or make any distribution of any kind with respect to the WiseBuys Shares; and

     (f) shall use commercially reasonable efforts to comply with and not be in default or violation under any known law, regulation, decree or order applicable to WiseBuys' business, operations or assets where such violation would have a Material Adverse Effect on WiseBuys.

SECTION 4.02               COVENANTS OF SVCC

     SVCC covenants and agrees that, during the period from the date of this Agreement until the Closing Date, SVCC shall not, other than as contemplated by this Agreement or for the purposes of effecting the Closing pursuant to this Agreement, conduct its business as presently operated and solely in the ordinary course, and consistent with such operation, and, in connection therewith, without the written consent of WiseBuys:

     (a) shall not amend its Articles of Incorporation or Bylaws, except to create the Series C Convertible Shares as provided in Section 1.01;

     (b) shall not pay or agree to pay to any employee, officer or director compensation of any kind or amount;

     (c) shall not merge or consolidate with any other entity or acquire or agree to acquire any other entity;

     (d) shall not create, incur, assume, or guarantee any material indebtedness for money borrowed except in the ordinary course of business, or create or suffer to exist any mortgage, Lien or other encumbrance on any of its material assets;

     (e) shall not make any material capital expenditure or series of capital expenditures except in the ordinary course of business;

     (f) shall not declare or pay any dividends on or make any distribution of any kind with respect to SVCC;

     (g) shall not issue any additional shares of SVCC capital stock or take any action affecting the capitalization of SVCC or the SVCC Common or Preferred Shares; and

     (h) shall not grant any severance or termination pay to any director, officer or any other employees of SVCC.



SECTION 4.03               COVENANTS OF THE PARTIES

     (a) Tax-free Reorganization. The Parties intend that the Merger qualify as a Tax-free "reorganization" under Sections 368(a) of the Code, as amended, and the Parties will take the position for all purposes that the Merger shall qualify as a reorganization under such Section. In addition, the Parties covenant and agree that they will not engage in any action, or fail to take any action, which action or failure to take action would reasonably be expected to cause the Merger to fail to qualify as a Tax-free "reorganization" under Section 368(a) of the Code, whether or not otherwise permitted by the provisions of this Agreement;

     (b) Announcement. Neither WiseBuys nor SVCC shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other Party (which consent shall not be unreasonably withheld), except as may be required by applicable law or securities regulation. Upon execution of this Agreement, SVCC shall issue a press release, after approval thereof by WiseBuys, and file a Current Report on Form 8-K reporting the execution of the Agreement.

     (c) Notification of Certain Matters. WiseBuys shall give prompt written notice to SVCC, and SVCC shall give prompt written notice to WiseBuys, of:

          (i) The occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be reasonably likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time; and

          (ii) Any material failure of WiseBuys or any of the WiseBuys Shareholders on the one hand, or SVCC, on the other hand, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.

     (d) Reasonable Best Efforts. Before Closing, upon the terms and subject to the conditions of this Agreement, the Parties agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable (subject to applicable laws) to consummate and make effective the Merger and other transactions contemplated by this Agreement as promptly as practicable including, but not limited to:

          (i) The preparation and filing of all forms, registrations and notices required to be filed to consummate the Share Purchase and the Merger, including without limitation, any approvals, consents, orders, exemptions or waivers by any third party or governmental entity; and

          (ii) The satisfaction of the Party's conditions precedent to Closing.

     (e)  Access to Information

          (i) Inspection by WiseBuys. SVCC will make available for inspection by WiseBuys, during normal business hours and in a manner so as not to interfere with normal business operations, all of SVCC's records (including tax records), books of account, premises, contracts and all other documents in SVCC's possession or control that are reasonably requested by WiseBuys to inspect and examine the business and affairs of SVCC. SVCC will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of WiseBuys concerning the business and affairs of SVCC. WiseBuys will treat and hold as confidential any information it receives from SVCC in the course of the reviews contemplated by this Section 4.03(e). No examination by WiseBuys will, however, constitute a waiver or relinquishment by WiseBuys of its rights to rely on SVCC's covenants, representations and warranties made herein or pursuant hereto.

          (ii) Inspection by SVCC. WiseBuys will, if requested, make available for inspection by SVCC, during normal business hours and in a manner so as not to interfere with normal business operations, all of WiseBuys' records (including tax records), books of account, premises, contracts and all other documents in WiseBuys' possession or control that are reasonably requested by SVCC to inspect and examine the business and affairs of WiseBuys. WiseBuys will cause its managerial employees and regular independent accountants to be available upon reasonable advance notice to answer questions of SVCC concerning the business and affairs of WiseBuys. SVCC will treat and hold as confidential any information it receives from WiseBuys in the course of the reviews contemplated by this Section 4.03(e). No examination by SVCC will, however, constitute a waiver or relinquishment by SVCC of its rights to rely on WiseBuys' covenants, representations and warranties made herein or pursuant hereto.


                                    ARTICLE V
                              CONDITIONS PRECEDENT

SECTION 5.01      CONDITIONS PRECEDENT TO THE PARTIES' OBLIGATIONS.

     The obligations of the Parties as provided herein shall be subject to each of the following conditions precedent, unless waived in writing by both SVCC and
WiseBuys:

     (a) Consents, Approvals. The Parties shall have obtained all necessary consents and approvals of their respective boards of directors, and all consents, approvals and authorizations required under their respective charter documents, and all material consents, including any material consents and waivers by the Parties' respective lenders and other third parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

     (b) Shareholder Approval. This Agreement and the transactions contemplated hereby shall have been approved by the shareholders of WiseBuys in accordance with the applicable provisions of the DGCL and its bylaws.

     (c) Absence of Certain Litigation. No action or proceeding shall be threatened or pending before any governmental entity or authority which, in the reasonable opinion of counsel for the Parties, is likely to result in a restraint, prohibition or the obtaining of damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

SECTION 5.02               CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SVCC

     The obligations of SVCC on the Closing Date as provided herein shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived in writing by SVCC:

     (a) Consents and Approvals. WiseBuys shall have obtained all material consents, including any material consents and waivers by WiseBuys' lenders and other third parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

     (b) Representations and Warranties. The representations and warranties by WiseBuys in Article III herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement.

     (c) Performance. WiseBuys shall have performed and complied in all material respects with all agreements to be performed or complied with by it pursuant to this Agreement at or prior to the Closing.

     (d) Proceedings and Documents. All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to SVCC and its counsel, and SVCC and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

     (e) Material Changes. Except as contemplated by this Agreement, since the date hereof, WiseBuys shall not have suffered a Material Adverse Effect, and, without limiting the generality of the foregoing, there shall be no pending litigation to which WiseBuys is a party which is reasonably likely to have a Material Adverse Effect on WiseBuys.

     (f) SEC Filing. No less than one week prior to the Closing, WiseBuys shall have delivered to SVCC the financial statements, report of WiseBuys' independent registered public accountant, and other information required for inclusion in the Current Report that SVCC will file with the SEC within four business days after the Closing.

SECTION 5.03      CONDITIONS PRECEDENT TO THE OBLIGATIONS OF WISEBUYS

     The obligations of WiseBuys on the Closing Date as provided herein shall be subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent, unless waived in writing by WiseBuys:

     (a) Consents And Approvals. SVCC and the Merger Sub shall have obtained all material consents, including any material consents and waivers of its respective lenders and other third parties, if necessary, to the consummation of the transactions contemplated by this Agreement.

     (b) Representations And Warranties. The representations and warranties by SVCC and Merger Sub in Article II herein shall be true and accurate in all material respects on and as of the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing Date, except to the extent that any changes therein are specifically contemplated by this Agreement.

     (c) Performance. SVCC and Merger Sub shall have performed and complied in all material respects with all agreements to be performed or complied with by it pursuant to this Agreement prior to or at the Closing.

     (d) Proceedings And Documents. All corporate, company and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to WiseBuys and its counsel, and WiseBuys and its counsel shall have received all such counterpart originals (or certified or other copies) of such documents as they may reasonably request.

     (e) Material Changes. Except as contemplated by this Agreement, since the date hereof, neither SVCC nor the Merger Sub shall have suffered a Material Adverse Effect and, without limiting the generality of the foregoing, there shall be no pending litigation to which SVCC or the Merger Sub is a party which is reasonably likely to have a Material Adverse Effect on SVCC or the Merger Sub.

     (f) Status of SVCC. At the Effective Time of the Merger, SVCC (i) shall be a fully compliant reporting public company under the Exchange Act, and shall be current in all of its reports required to be filed under the Exchange Act, (ii) shall not have been threatened or subject to delisting from the OTC Bulletin Board, and (iii) except as provided hereunder, there shall not be outstanding any shares of preferred stock, nor any options, warrants or rights to acquire capital stock of SVCC whether for additional consideration or on conversion.

     (g) Certificate of Designation. The Board of Directors of SVCC shall have filed in the Office of the Secretary of State of the State of Delaware a Certification of Designation of the Series C Convertible Shares in the form of Schedule 1.01(a) hereto.

     (h) Series A Shares. The amendment to the Certificate of Incorporation of WiseBuys increasing the authorized Preferred Shares and Series A Shares shall have been filed and the additional Series A Shares created thereby shall have been issued to the Series A Shareholders.

                                   ARTICLE VI
                                   TERMINATION

SECTION 6.01               TERMINATION.

This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time by:

     (a) The mutual written consent of the Boards of Directors of SVCC and WiseBuys;

     (b) Either SVCC, on the one hand, or WiseBuys, on the other hand, if any governmental entity or court of competent jurisdiction shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the Parties shall use their commercially reasonable best efforts to lift), which restrains, enjoins or otherwise prohibits the Merger or the issuance of the Series C Convertible Shares as contemplated herein and such order, decree, ruling or other action shall have become final and non-appealable;

     (c) SVCC, if WiseBuys shall have breached in any material respect any of its or his representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by SVCC to WiseBuys;

     (d) WiseBuys, if SVCC or the Merger Sub shall have breached in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, and the breach cannot be or has not been cured within thirty (30) calendar days after the giving of written notice by WiseBuys to SVCC; or

     (e) Without any action on the part of the Parties if required by Applicable Law or if the Closing shall not be consummated by October 31, 2007, unless extended by written agreement of SVCC and WiseBuys.

SECTION 6.02               EFFECT OF TERMINATION.

     If this Agreement is terminated as provided in Section 6.01, written notice of such termination shall be given by the terminating Party to the other Party specifying the provision of this Agreement pursuant to which such termination is made, this Agreement shall become null and void and there shall be no liability on the part of SVCC or WiseBuys, provided, however, that (a) the provisions of Articles VII and VIII hereof shall survive the termination of this Agreement;
(b) nothing in this Agreement shall relieve any Party from any liability or obligation with respect to any willful breach of this Agreement; and (c) termination shall not affect accrued rights or liabilities of any Party at the time of such termination.

                                   ARTICLE VII
                                 CONFIDENTIALITY

SECTION 7.01               CONFIDENTIALITY

     SVCC, on the one hand, and WiseBuys, on the other hand, will keep confidential all information and documents obtained from the other, including but not limited to any information or documents provided pursuant to Section 4.03(e) hereof (except for any information disclosed to the public pursuant to a press release authorized by the Parties); and in the event the Closing does not occur or this Agreement is terminated for any reason, will promptly return such documents and all copies of such documents and all notes and other evidence thereof, including material stored on a computer, and will not use such information for its own advantage, except to the extent that (i) the information must be disclosed by law, (ii) the information becomes publicly available by reason other than disclosure by the Party subject to the confidentiality obligation, (iii) the information is independently developed without use of or reference to the other Party's confidential information, (iv) the information is obtained from another source not obligated to keep such information confidential, or (v) the information is already publicly known or known to the receiving Party when disclosed as demonstrated by written documentation in the possession of such Party at such time.

                                  ARTICLE VIII
                                 INDEMNIFICATION

SECTION 8.01               INDEMNIFICATION BY SVCC

     SVCC shall indemnify, defend and hold harmless each of WiseBuys, any subsidiary or affiliate thereof and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, a shareholder, officer, director or partner of WiseBuys, any subsidiary or affiliate thereof or an employee of WiseBuys, any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the "WiseBuys Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual third party claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of
(i) any material breach of this Agreement by SVCC or any subsidiary or affiliate thereof, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, or (ii) any willful or grossly negligent act, omission or conduct of any officer, director or agent of SVCC or any subsidiary or affiliate thereof prior to the Closing, whether asserted or claimed prior to, at or after, the Closing. Any WiseBuys Indemnified Party wishing to claim indemnification under this Section 8.01, upon learning of any such claim, action, suit, proceeding or investigation, shall notify SVCC in writing, but the failure to so notify shall not relieve SVCC from any liability that it may have under this Section 8.01, except to the extent that such failure would materially prejudice SVCC.

SECTION 8.02               INDEMNIFICATION BY WISEBUYS

     WiseBuys shall indemnify, defend and hold harmless each of SVCC, any subsidiary or affiliate thereof and each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Closing, a shareholder, officer, director or partner of SVCC, any subsidiary or affiliate thereof or an employee of SVCC, any subsidiary or affiliate thereof and their respective heirs, legal representatives, successors and assigns (the "SVCC Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees), liabilities or judgments or amounts that are paid in settlement of or in connection with any threatened or actual third party claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of (i) any material breach of this Agreement by WiseBuys, any subsidiary or affiliate thereof or any WiseBuys Shareholder, including but not limited to failure of any representation or warranty to be true and correct at or before the Closing, or (ii) any willful or negligent act, omission or conduct of any officer, director or agent of WiseBuys or any subsidiary or affiliate thereof prior to the Closing, whether asserted or claimed prior to, at or after, the Closing. Any SVCC Indemnified Party wishing to claim indemnification under this Section 8.02, upon learning of any such claim, action, suit, proceeding or investigation, shall notify WiseBuys in writing, but the failure to so notify shall not relieve WiseBuys from any liability that it may have under this Section 8.02, except to the extent that such failure would materially prejudice WiseBuys.

SECTION 8.03               INDEMNIFICATION OF EXCHANGE AGENT

     SVCC  and  WiseBuys   (for  the  purposes  of  this   Section   8.03,   the
"Indemnitors") agree to indemnify the Exchange Agent and his employees and agents (collectively, the "Indemnitees") against, and hold them harmless of and from, any and all loss, liability, cost, damage and expense, including without limitation, reasonable counsel fees, which the Indemnitees, or any of them, may suffer or incur by reason of any action, claim or proceeding brought against the Indemnitees, or any one of them, arising out of or relating in any way to the Exchange Agent's service in such capacity, unless such action, claim or proceeding is the result of the willful misconduct or gross negligence of any of the Indemnitees.


                                   ARTICLE IX
                                  MISCELLANEOUS

SECTION 9.01               EXPENSES

     Except as contemplated by this Agreement, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated by this Agreement shall be paid by the Party incurring such expenses.

SECTION 9.02               APPLICABLE LAW

     This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the principles of conflicts of laws thereof, as applied to agreements entered into and to be performed in such state.

SECTION 9.03               NOTICES.

     All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given or made as follows:

     (a) If sent by reputable overnight air courier (such as Federal Express), 2 business days after being sent;

     (b) If sent by facsimile transmission, with a copy mailed on the same day in the manner provided in clause (a) above, when transmitted and receipt is confirmed by the fax machine; or

     (c)  If otherwise actually personally delivered, when delivered.

     All notices and other communications under this Agreement shall be sent or delivered as follows:

         If to SVCC, to:

                  Seaway Valley Capital Corporation
                  Attn.:  Thomas W. Scozzafava
                  10-18 Park Street, 2nd Floor
                          Gouverneur, New York 13642
                  Telephone:   (315) 287-1122
                  Facsimile:    (315) 287-5023

         If to WiseBuys, to:

                  WiseBuys Stores, Inc.
                  Attn.:  Thomas W. Scozzafava
                  10-18 Park Street, 2nd Floor
                          Gouverneur, New York 13642
                  Telephone:   (315) 287-1122
                  Facsimile:    (315) 287-5023

     Each Party may change its address by written notice in accordance with this Section.

SECTION 9.04                ENTIRE AGREEMENT.

     This Agreement (including the documents and instruments referred to in this Agreement) contains the entire understanding of the Parties with respect to the subject matter contained in this Agreement, and supersedes and cancels all prior agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting such subject matter.

SECTION 9.05      ASSIGNMENT.

     Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by any of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Parties; provided that in no event may the right to indemnification provided by
Article VIII hereto be assigned by any of the Parties, with or without consent, except by operation of law. Subject to the immediately foregoing sentence of this Section 9.05, this Agreement will be binding upon, inure to the benefit of and be enforceable by, the Parties and their respective successors, assigns, heirs and representatives.

SECTION 9.06      COUNTERPARTS.

     This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall be considered one and the same agreement.

SECTION 9.07 NO THIRD PARTY BENEFICIARIES.

     Except as expressly provided by this Agreement, nothing herein is intended to confer upon any person or entity not a Party to this Agreement any rights or remedies under or by reason of this Agreement.

SECTION 9.08      RULES OF CONSTRUCTION.

         The Parties agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

     IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first above written.

SEAWAY VALLEY CAPITAL CORPORATION


         By: /S/  Thomas W. Scozzafava
         ----------------------------------------
         Name:    Thomas W. Scozzafava
         Title:   Chief Executive Officer


SEAWAY VALLEY ACQUISITION CORP.


         By: /S/  Thomas W. Scozzafava
         ----------------------------------------
         Name:    Thomas W. Scozzafava
         Title:   Chief Executive Officer


WISEBUYS STORES, INC.

         By: /S/  Joseph LaChausse
         ----------------------------------------
         Name:    Joseph LaChausse
         Title:   President
and:



         By: /S/  Thomas W. Scozzafava
         ----------------------------------------
         Name:    Thomas W. Scozzafava
         Title:   Treasurer/CFO